Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Ron Mills
VP of Finance and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

FIRST QUARTER 2025 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, April 30, 2025 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter ended March 31, 2025.

Highlights of 2025's First Quarter

•
Higher natural gas prices in the first quarter drove improved financial results in the quarter.
•
Natural gas and oil sales, including realized hedging gains, were $405 million for the quarter.
•
Operating cash flow was $239 million or $0.81 per diluted share.
•
Adjusted EBITDAX for the quarter was $293 million.
•
Adjusted net income was $53.8 million or $0.18 per diluted share for the quarter.
•
Comstock resumed completion activity in late 2024 allowing it to turn fourteen (11.3 net) operated wells to sales since the last update with an average per well initial production rate of 25 MMcf per day.
•
The successful results of Comstock’s step out Western Haynesville well drilled in Freestone County, Texas substantially extended the success the Company has had in proving up its Western Haynesville acreage.

Financial Results for the Three Months Ended March 31, 2025

Natural gas prices improved substantially in the first quarter of 2025 and Comstock realized $3.58 per Mcf before hedging and $3.52 per Mcf after hedging for its natural gas production of 115 Bcf in the quarter. Comstock's natural gas and oil sales in the first quarter of 2025 increased to $405.0 million (including realized hedging losses of $8.0 million). Operating cash flow (excluding changes in working capital) generated in the first quarter of 2025 was $239.0 million, and net loss for the first quarter was $115.4 million or $0.40 per share. The net loss in the quarter included a pre-tax $322.4 million unrealized loss on hedging contracts held for price risk management resulting from the rise in future natural gas prices since the end of 2024. Excluding this item and exploration expense, adjusted net income for the first quarter of 2025 was $53.8 million, or $0.18 per diluted share.

Comstock's production cost per Mcfe in the first quarter averaged $0.83 per Mcfe, which was comprised of $0.37 for gathering and transportation costs, $0.30 for lease operating costs, $0.10 for production and other taxes and $0.06 for cash general and administrative expenses. Comstock's unhedged operating margin was 77% in the first quarter of 2025 and 76% after hedging.

Drilling Results

Comstock drilled seven (6.9 net) operated horizontal Haynesville/Bossier shale wells in the first quarter of 2025, which had an average lateral length of 11,660 feet. Comstock turned eleven (8.3 net) operated wells to sales in the first quarter of 2025.

Since its last operational update in February, Comstock has turned fourteen (11.3 net) operated Haynesville/Bossier shale wells to sales. These wells had initial production rates that averaged 25 MMcf per day. The completed lateral length of these wells averaged 12,220 feet. Included in the wells turned to sales was our first Western Haynesville well drilled in Freestone county, the Olajuwon Pickens #1, which had a 10,306 foot completed lateral. This well is 24.4 miles away from the closest producing Western Haynesville well and represents a major milestone in Comstock's progress in delineating its Western Haynesville acreage. The Olajuwon Pickens #1 was turned to sales at an initial production rate of 41 MMcf per day.

Other

On April 29, 2025, Comstock also announced that its bank group reaffirmed the $2.0 billion borrowing base under its $1.5 billion revolving credit facility.

Earnings Call Information

Comstock has planned a conference call for 10:00 a.m. Central Time on May 1, 2025, to discuss the first quarter 2025 operational and financial results. Investors wishing to listen should visit the Company's website at www.comstockresources.com for a live webcast. Investors wishing to participate in the conference call telephonically will need to register at:

https://register-conf.media-server.com/register/BIe794f2ba5583499f970858176fd39094.

Upon registering to participate in the conference call, participants will receive the dial-in number and a personal PIN number to access the conference call. On the day of the call, please dial in at least 15 minutes in advance to ensure a timely connection to the call. The conference call will also be broadcast live in listen-only mode and can be accessed via the website URL: https://edge.media-server.com/mmc/p/99m3j47q.

If you are unable to participate in the original conference call, a web replay will be available for twelve months beginning at 1:00 p.m. CT on May 1, 2025. The replay of the conference can be accessed using the webcast link: https://edge.media-server.com/mmc/p/99m3j47q.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company's filings with the Securities and Exchange Commission ("SEC") available on the Company's website or the SEC's website at sec.gov.

Comstock Resources, Inc. is a leading independent natural gas producer with operations focused on the development of the Haynesville shale in North Louisiana and East Texas. The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
Natural gas sales	$412,286	$287,083
Oil sales	702	876
Total natural gas and oil sales	412,988	287,959
Gas services	99,866	47,813
Total revenues	512,854	335,772
Operating expenses:
Production and ad valorem taxes	11,179	17,908
Gathering and transportation	42,617	47,099
Lease operating	35,000	35,072
Exploration	2,150	—
Depreciation, depletion and amortization	167,891	190,689
Gas services	116,769	48,680
General and administrative	11,080	9,171
Total operating expenses	386,686	348,619
Operating income (loss)	126,168	(12,847)
Other income (expenses):
Gain (loss) from derivative financial instruments	(330,339)	39,307
Other income	339	331
Interest expense	(54,837)	(49,557)
Total other expenses	(384,837)	(9,919)
Loss before income taxes	(258,669)	(22,766)
Benefit from income taxes	143,276	8,292
Net loss	(115,393)	(14,474)
Net income attributable to noncontrolling interest	(5,885)	(1,847)
Net loss available to the Company	$(121,278)	$(16,321)

Net loss per share
Basic	$(0.40)	$(0.05)
Diluted	$(0.40)	$(0.05)
Weighted average shares outstanding:
Basic	290,303	277,962
Diluted	290,303	277,962

COMSTOCK RESOURCES, INC.

OPERATING RESULTS

(In thousands, except per unit amounts)

	Three Months Ended March 31,
	2025	2024
Natural gas production (MMcf)	115,029	139,443
Oil production (Mbbls)	10	12
Total production (MMcfe)	115,091	139,515

Natural gas sales	$412,286	$287,083
Natural gas hedging settlements (1)	(7,959)	47,995
Total natural gas including hedging	404,327	335,078
Oil sales	702	876
Total natural gas and oil sales including hedging	$405,029	$335,954

Average natural gas price (per Mcf)	$3.58	$2.06
Average natural gas price including hedging (per Mcf)	$3.52	$2.40
Average oil price (per barrel)	$70.20	$73.00
Average price (per Mcfe)	$3.59	$2.06
Average price including hedging (per Mcfe)	$3.52	$2.41

Production and ad valorem taxes	$11,179	$17,908
Gathering and transportation	42,617	47,099
Lease operating	35,000	35,072
Cash general and administrative (2)	6,640	5,755
Total production costs	$95,436	$105,834

Production and ad valorem taxes (per Mcfe)	$0.10	$0.13
Gathering and transportation (per Mcfe)	0.37	0.34
Lease operating (per Mcfe)	0.30	0.25
Cash general and administrative (per Mcfe)	0.06	0.04
Total production costs (per Mcfe)	$0.83	$0.76

Unhedged operating margin	77%	63%
Hedged operating margin	76%	68%

Gas services revenue	$99,866	$47,813
Gas services expenses	116,769	48,680
Gas services margin	$(16,903)	$(867)

Natural Gas and Oil Capital Expenditures:
Unproved property acquisitions	$9,684	$69,444
Total natural gas and oil properties acquisitions	$9,684	$69,444
Exploration and Development:
Development leasehold	$3,556	$3,938
Exploratory drilling and completion	100,107	106,456
Development drilling and completion	145,578	145,793
Other development costs	515	37
Total exploration and development capital expenditures	$249,756	$256,224

(1)
Included in gain (loss) from derivative financial instruments in operating results.
(2)
Excludes stock-based compensation.

COMSTOCK RESOURCES, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
ADJUSTED NET INCOME (LOSS):
Net loss	$(115,393)	$(14,474)
Unrealized loss from derivative financial instruments	322,380	8,688
Exploration expense	2,150	—
Adjustment to income taxes	(155,292)	(2,752)
Adjusted net income (loss)	$53,845	$(8,538)

Adjusted net income (loss) per share (2)	$0.18	$(0.03)
Diluted shares outstanding	293,633	277,962

ADJUSTED EBITDAX:
Net loss	$(115,393)	$(14,474)
Interest expense	54,837	49,557
Income taxes	(143,276)	(8,292)
Depreciation, depletion, and amortization	167,891	190,689
Exploration	2,150	—
Unrealized loss from derivative financial instruments	322,380	8,688
Stock-based compensation	4,442	3,415
Total Adjusted EBITDAX (3)	$293,031	$229,583

(1)
Adjusted net income (loss) is presented because of its acceptance by investors and by Comstock management as an indicator of the Company's profitability excluding non-cash unrealized gains and losses on derivative financial instruments, exploration expense and other unusual items.
(2)
Adjusted net income (loss) per share is calculated to include the dilutive effects of unvested restricted stock pursuant to the two-class method and performance stock units pursuant to the treasury stock method.
(3)
Adjusted EBITDAX is presented in the earnings release because management believes that adjusted EBITDAX, which represents Comstock's results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization, unrealized gains and losses on derivative financial instruments and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts.

COMSTOCK RESOURCES, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands)

	Three Months Ended March 31,
	2025	2024
OPERATING CASH FLOW (1):
Net loss	$(115,393)	$(14,474)
Reconciling items:
Unrealized loss from derivative financial instruments	322,380	8,688
Deferred income taxes	(143,276)	(8,287)
Depreciation, depletion and amortization	167,891	190,689
Amortization of debt discount and issuance costs	2,944	1,984
Stock-based compensation	4,442	3,415
Operating cash flow	$238,988	$182,015
(Increase) decrease in accounts receivable	(33,660)	99,418
Decrease in other current assets	559	5,576
Decrease in accounts payable and accrued expenses	(31,141)	(115,470)
Net cash provided by operating activities	$174,746	$171,539

	Three Months Ended March 31,
	2025	2024
FREE CASH FLOW (DEFICIT)(2):
Operating cash flow	$238,988	$182,015
Less:
Exploration and development capital expenditures	(249,756)	(256,224)
Midstream capital expenditures	(48,668)	(5,298)
Other capital expenditures	(86)	(29)
Contributions from midstream partner	59,500	6,000
Free cash deficit from operations	$(22)	$(73,536)
Acquisitions	(9,684)	(69,444)
Free cash deficit after acquisitions	$(9,706)	$(142,980)

(1)
Operating cash flow is presented in the earnings release because management believes it to be useful to investors as a common alternative measure of cash flows which excludes changes to other working capital accounts.
(2)
Free cash deficit from operations and free cash deficit after acquisitions are presented in the earnings release because management believes them to be useful indicators of the Company's ability to internally fund acquisitions and debt maturities after exploration and development capital expenditures, midstream and other capital expenditures, contributions from its midstream partner, proved and unproved property acquisitions, and proceeds from divestiture of natural gas and oil properties.

COMSTOCK RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$32,875	$6,799
Accounts receivable	208,506	174,846
Derivative financial instruments	—	4,865
Other current assets	97,595	97,524
Total current assets	338,976	284,034
Property and equipment, net	5,828,842	5,688,389
Goodwill	335,897	335,897
Operating lease right-of-use assets	97,832	73,777
	$6,601,547	$6,382,097

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$433,797	$421,814
Accrued costs	113,231	146,173
Operating leases	47,256	35,927
Derivative financial instruments	263,796	8,940
Total current liabilities	858,080	612,854
Long-term debt	3,050,034	2,952,090
Deferred income taxes	201,841	345,116
Derivative financial instruments	129,416	66,757
Long-term operating leases	50,485	37,740
Asset retirement obligation	34,507	33,996
Total liabilities	4,324,363	4,048,553
Stockholders' Equity:
Common stock	146,460	146,130
Additional paid-in capital	1,367,696	1,366,274
Accumulated earnings	607,341	728,619
Total stockholders' equity attributable to Comstock	2,121,497	2,241,023
Noncontrolling interest	155,687	92,521
Total stockholders' equity	2,277,184	2,333,544
	$6,601,547	$6,382,097